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                                                                   Exhibit 23.11

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this post effective amendment No. 1 on Form S-3 to the previously filed registration statement on Form S-4 of our report dated April 1, 1999 on First American Records Management's financial statements, included in Iron Mountain Incorporated's, a Delaware corporation, Current Report on Form 8-K filed with the Securities and Exchange Commission on July 9, 1999 and to all references to our Firm included in this registration statement.

                                            /s/ Brach, Neal, Daney & Spence, LLP

San Jose, California
January 28, 2000